Exhibit 4.54

DRAXIS HEALTH INC.

Charter of the Board of Directors

I.                                       General Purpose of the Board:

The Board’s primary responsibility is to foster the long-term success of the Corporation consistent with the Board’s fiduciary responsibility to the shareholders to maximize shareholder value.

The Board of Directors has plenary power. Any responsibility not delegated to management or a Committee of the Board remains with the Board. These terms of reference are prepared to assist the Board and management in clarifying responsibilities and ensuring effective communication between the Board and management.

The specific statutory duties of the Directors are dictated by the Canada Business Corporations Act. The Board of Directors has the statutory duty to supervise the management of the business and affairs of the Corporation. The Board shall also oversee the current functioning and future growth of the Corporation.

In general, the Board is responsible for:

a)                                      adopting a strategic planning process for the Corporation;

b)                                     adopting a communications policy for the Corporation;

c)                                      overseeing the financial integrity of the Corporation;

d)                                     monitoring compliance with the corporate objectives of the Corporation;

e)                                      approving and ascertaining that the Corporation monitor adherence to its Code of Ethics and Business Conduct;

f)                                        appointing the Chief Executive Officer (CEO), monitoring his performance and ascertaining that succession plans are in place with respect to the CEO and senior management;

g)                                     ensuring that appropriate structures and procedures are in place so that the Board can function independently from management;

h)                                     establishing performance measures for the Corporation and its management;

i)                                         monitoring compliance with legal requirements and ascertaining that the Corporation has procedures concerning the proper preparation, approval and maintenance of documents and records;

j)                                         approving changes in the By-laws and Articles of Incorporation, and agendas for shareholder meetings;

k)                                      approving the Corporation’s legal structure, name and logo; and

l)                                         performing such functions as it reserves to itself or which cannot, by law, be delegated to Committees of the Board or to management.

II.                                   Delegation of Powers to Committees, the Chief Executive Officer and Management:

The Board of Directors may:

a)                                      delegate their powers to Committees of the Board and to the President and CEO;

b)                                     assign their duties to Committees of the Board; and

c)                                      delegate to management powers to manage the Corporation’s business and affairs.

Certain matters cannot, however, be delegated by the Board, including filling vacancies on the Board, declaring dividends, purchasing securities issued by the Corporation, issuing securities except as authorized by the Board, and approving a proxy circular or financial statements.

III.                               Standards of Performance Required of Directors:

1.                                       Fiduciary Duty

When exercising their powers and discharging their duties, Directors must act honestly and in good faith with a view to the best interests of the Corporation. The Directors are thus fiduciaries vis-a-vis the Corporation and, as such, they must advance the interests of the Corporation in an impartial and disinterested manner. In particular, Directors must not allow personal or business interests to conflict with the interests of the Corporation. Directors must not use their position as such, and information and knowledge derived from their position, for their personal gain or advantage.

Directors are also subject to a duty of confidence regarding the affairs of the Corporation. Directors should not disclose or provide to others access to confidential information about the Corporation.

2.                                       Standard of Care

When exercising their powers and discharging their duties, Directors must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. This standard requires Directors to devote the necessary time and attention to the affairs of the Corporation and its subsidiaries, make necessary enquiries of management and others so as to make informed decisions, and make use of their education and experience.

IV.                              Composition and Board Organization:

Nominees for Directors are initially considered and recommended by the Nominating and Corporate Governance Committee of the Board, approved by the entire Board and elected annually by the shareholders of the Corporation.

A majority of Directors comprising the Board must meet the independence and unrelated director requirements of all applicable laws, regulations and listing requirements to which the Corporation is subject.

Directors who are not members of management will meet without management present and without any director who is not considered an unrelated and independent director in accordance with the above provisions at every regularly scheduled Board meeting to discuss matters of interest independent of any influence from management.

Certain of the responsibilities of the Board referred to herein may be delegated to Committees of the Board. The responsibilities of those Committees will be as set forth in their terms of reference, as amended from time to time.

V.                                  Duties and Responsibilities:

1.                                       Managing the Affairs of the Board

The Board operates by delegating certain of its authorities, including spending authorizations, to management and by reserving certain powers to itself. Certain of the legal obligations of the Board are described in Section I. Subject to these legal obligations and to the Articles and By-laws of the Corporation, the Board retains the responsibility for managing its own affairs, including:

a)                                      planning its composition and size;

b)                                     selecting its Chair;

c)                                      nominating candidates for election to the Board;

d)                                     approving Committees of the Board and membership of Directors thereon;

e)                                      determining Director compensation, including reviewing the adequacy and form of compensation of Directors to ensure that it realistically reflects the responsibilities and risks involved in being an effective Director;

f)                                        regularly assessing, through its Nominating and Corporate Governance Committee, the effectiveness of the Board, Committees and Directors in fulfilling their responsibilities; and

g)                                     adopting an orientation program for new Directors and a continuing education program for Directors to assist them in understanding the nature and operation of the business of the Corporation, the role of the Board and its Committees and the individual contribution that Directors are expected to make.

2.                                       Management and Human Resources

The Board has the responsibility for:

a)                                      the appointment and succession of the CEO and monitoring CEO performance, approving CEO compensation and providing advice and counsel to the CEO in the execution of the CEO’s duties;

b)                                     approving position descriptions for directors and for the CEO and approving the corporate objectives which the CEO is responsible for meeting;

c)                                      reviewing CEO performance at least annually, against agreed-upon written objectives;

d)                                     approving decisions relating to senior management, including:

i                                             the appointment and discharge of officers of the Corporation and members of the senior leadership team;

ii                                          the compensation and benefits for members of the senior leadership team;

iii                                       the acceptance of outside Directorships on public companies by executive officers;

iv                                      the annual corporate and business unit performance objectives utilized in determining incentive compensation or other awards to officers; and

v                                         the employment contracts, termination and other special arrangements with executive officers, or other employee groups if such action is likely to have a subsequent material impact on the Corporation or its basic human resource and compensation policies;

e)                                      monitoring the performance of senior management;

f)                                        to the extent feasible, satisfying itself as to the integrity of the CEO and other senior officers and that the CEO and other senior officers create a culture of integrity throughout the Corporation;

g)                                     ensuring succession planning programs are in place, including programs to train and monitor senior management;

h)                                     approving any related party transaction or any transaction involving a Director or officer of the Corporation, regardless of materiality; and

i)                                         approving compensation and benefit program matters relating to all employees.

3.                                       Strategy and Plans

The Board has the responsibility to:

a)                                      adopt a strategic planning process and approve, at least annually, a strategic plan which takes into account, among other things, the opportunities and risks of the business of the Corporation which management had identified. As part of its approval function, the Board will approve the entering into, or withdrawing from, lines of business that are, or are likely to be, material to the Corporation;

b)                                     approve capital commitment and expenditure budgets and relating operating plans;

c)                                      approve the financial and operating objectives used in determining compensation;

d)                                     approve corporate,  political and charitable donation budgets;

e)                                      approve material divestitures and acquisitions; and

f)                                        monitor management’s achievements in implementing major corporate strategies and objectives, in light of changing circumstances.

4.                                       Financial and Corporate Issues

The Board has the responsibility to:

a)                                      take reasonable steps to ensure the implementation and integrity of the Corporation’s internal control and management information systems;

b)                                     review operational and financial results;

c)                                      approve annual financial statements and managements’ discussion and analysis relating thereto;

d)                                     approve quarterly financial results and managements’ discussion and analysis relating thereto and approve the release thereof and the release of earnings announcements by management.

e)                                      approve the Management Proxy Circular, Annual Information Form, the Annual Report and documents incorporated by reference therein;

f)                                        declare dividends, if any;

g)                                     approve any disposition or expenditure in excess of $1,000,000;

h)                                     approve financings, changes in authorized capital, issue and repurchase of shares, issue of debt securities, listing of shares and other securities, issue of commercial paper, and related prospectuses and trust indentures;

i)                                         following review of the recommendation of the Audit Committee, recommend to shareholders the appointment of external auditors;

j)                                         approve banking resolutions and significant changes in banking relationships;

k)                                      approve contracts, leases and other arrangements or commitments that may have a material impact on the Corporation;

l)                                         approve spending authority guidelines; and

m)                                   approve the commencement or settlement of litigation that may have a material impact on the Corporation.

5.                                       Business and Risk Management

The Board has the responsibility to:

a)                                      ensure that management has identified the principal risks of the Corporation’s business and implemented appropriate systems to manage these risks, including insurance coverage, where appropriate;

b)                                     review reports on capital commitments and expenditures relative to approved budgets;

c)                                      review operating and financial performance relative to budgets or objectives;

d)                                     monitor management control systems:

i                                             evaluate and assess information provided by management and others (e.g. internal and external auditors) about the effectiveness of management control systems; and

ii                                          understand principal risks and determine whether the Corporation achieves a proper balance between risk and returns and that management ensures that systems are in place to address risks identified.

6.                                       Policies and Procedures

The Board has the responsibility to:

a)                                      adopt a communications policy for the Corporation;

b)                                     monitor compliance with all significant policies and procedures by which the Corporation is operated;

c)                                      direct management to ensure the Corporation operates at all times within applicable laws and regulations and in accordance with the Code of Ethics and Business Conduct;

d)                                     provide policy direction to management while respecting management’s responsibility for day-to-day management of the Corporation’s businesses; and

e)                                      review significant new corporate policies or material amendments to existing policies.

7.                                       Compliance Reporting and Corporate Communications

The Board has the responsibility to:

a)                                      ascertain that the Corporation has in place effective communication processes with shareholders (including measures for receiving feedback from shareholders) and other stakeholders and financial, regulatory and other recipients;

b)                                     approve interaction with shareholders on all items requiring shareholder response or approval;

c)                                      ascertain that the financial performance of the Corporation is reported to shareholders, other security holders and regulators on a timely and regular basis;

d)                                     ascertain that the Corporation shall have measures in place for the timely reporting of any other developments that have significant and material impact on the Corporation; and

e)                                      report annually to shareholders on the Board’s stewardship for the preceding year.

8.                                       Notification

The Board has adopted a policy that requires any Director who finds himself in a conflict of interest situation to notify the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall in turn advise the Board and provide recommendations on the member’s continued service to the Corporation as a Director under such circumstances.

VI.                              Periodic Review of Board Effectiveness and Director’s Effectiveness:

The Nominating and Corporate Governance Committee is responsible to make an annual assessment of the overall performance of the Board and to report its findings to the Board.

The assessment will examine the effectiveness of the Board as a whole and will specifically review areas that the Board and / or management believe could be improved to ensure the continued effectiveness of the Board in the execution of its responsibilities.

The assessment of the performance of individual Directors is the responsibility of the Nominating and Corporate Governance Committee.

VII.                          Meetings Without Management:

The Board appreciates the value of the regular attendance at each board meeting of non-board members who are members of the Corporation’s senior management.

Attendance by senior management who are not on the Board shall be determined by the CEO with the concurrence of the Chair.

Management attendees will be excused for any agenda items that are reserved for discussion among Directors only.

VIII.                      Ability of Directors to Retain Advisors:

Occasionally, individual Directors may need the services of an advisor or expert to assist on matters involving their responsibilities as board members. The Board has determined that any Director who wishes to engage an outside advisor at the expense of the Corporation may do so if he or she first obtains authorization of the Chair.

IX.                              Committee Review:

The Board periodically reviews the composition of Committees.